Exhibit 10.1

Certain information identified with [***] has been excluded from the exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

ASSIGNMENT AND ASSUMPTION OF LEASE

This ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is executed as of September __, 2025 (the “Execution Date”) by and between NOVAVAX, INC., a Delaware corporation (“Assignor”), and ASTRAZENECA PHARMACEUTICALS, LP, a Delaware limited partnership (“Assignee”).

RECITALS

The parties enter into this Assignment on the basis of the following facts, understandings, and intentions:

A.                 Assignor and ARE—Maryland No. 51, LLC, a Delaware limited liability company (“Landlord”), are parties to that certain Lease Agreement dated as of October 22, 2020 (the “Original Lease”), as amended by a First Amendment to Lease Agreement dated as of June 22, 2021 (the “First Amendment”), as further amended by that certain Second Amendment to Lease Agreement dated as of December 13, 2022 (the “Second Amendment”), and as further amended by that certain Third Amendment to Lease Agreement dated as of July 24, 2024 (the “Third Amendment to Lease Agreement”) (the Original Lease, as amended by the First Amendment, the Second Amendment, and the Third Amendment shall be referred to as the “Lease”, a copy of which is attached as Exhibit A) covering certain premises located at 700 Quince Orchard Road, Gaithersburg, Maryland 20878 (the “Building”) and containing approximately 171,239 rentable square feet (the “Premises”), as more particularly described in the Lease.

B.                  Subject to the terms of this Assignment, Assignor desires to assign to Assignee all of Assignor’s right, title, and interest as “Tenant” under the Lease from and after the Effective Date (as defined below), and Assignee desires to assume all of Assignor’s obligations as “Tenant” under the Lease accruing from and after the Effective Date.

NOW THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.                   Assignment: Assignor hereby assigns, transfers and conveys to Assignee, and Assignee hereby accepts, as of the Effective Date, all of Assignor’s right, title and interest in, under and to the Lease and the Premises. Also effective as of the Effective Date, Assignee accepts this assignment and assumes and agrees to keep, perform and fulfill, as a direct obligation to Landlord and for the benefit of Assignor, all of the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by the “Tenant” under the Lease accruing from and after the Effective Date, including, without limitation, the making of all payments due to Landlord under the Lease which may become due and payable by Tenant on or after the Effective Date. Assignee shall not be responsible for claims by Landlord for indemnification under the indemnity clauses or otherwise under the Lease with respect to acts or occurrences taking place prior to the Effective Date. Additional Rent, utilities and other charges required to be paid by Assignor under the Lease shall be equitably prorated between Assignor and Assignee as of the Effective Date and paid promptly by one party to the other. Base Rent shall be payable in accordance with Section 4 below.

2.                   Reconciliations and Prepaid Rents: To the extent there is any reconciliation of Operating Expenses pursuant to Section 5 of the Lease with respect to any period prior to the Effective Date, Assignor and Assignee agree to equitably make adjustments as of the Effective Date. For the avoidance of doubt, Assignor shall be responsible for any additional amounts owed Landlord due to such reconciliations for periods prior to the Effective Date (and be entitled to refunds for such period) and Assignee shall be responsible for any additional amounts owed Landlord due to such reconciliation for periods on and after the Effective Date (and be entitled to refunds for such periods). Assignee and Assignor, as the case may be, each agrees to make payment of any amounts owed within [***] following such reconciliation.

3.                   Effective Date and Delivery. The “Effective Date” shall be January 5, 2026.

4.                   Rent Commencement Date. Prior to the Effective Date, Assignor shall pay directly to Landlord the amount of Base Rent (but not Additional Rent or other monetary obligations) presently due from January 5, 2026 through June 30, 2026 (“Rent Abatement Period”). For the avoidance of doubt, Assignee shall not be responsible for Base Rent during the Rent Abatement Period and Assignor’s obligation shall survive termination, amendment, or amendment and restatement of the Lease.

5.                   Condition of Premises. Assignee acknowledges and agrees that it has inspected the Premises and is familiar with its condition. Assignee accepts the Premises in their present “AS IS” and “WITH ALL FAULTS” condition, subject to the terms of this Section. Notwithstanding the foregoing, Assignor shall deliver the Premises to Assignee vacant other than the Conveyed FF&E (as defined below) which will be transferred to Assignee pursuant to a separate agreement (which Conveyed FF&E shall remain on the Premises), and in broom clean condition. Assignee acknowledges and agrees that neither Assignor nor any of its respective agents or employees has made any warranties or representations concerning the Premises, including about the condition of the Premises and the suitability of its use by Assignee. Assignee further acknowledges and agrees that Assignor has no obligation to perform any work, supply any materials, incur any expense, make any alterations or improvements to the Premises or to provide Assignee with any construction or fit-out allowance.

6.                   Indemnity. Assignor shall indemnify, protect and defend Assignee against and hold Assignee harmless from any and all losses, costs, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, arising from or related to the Premises and/or the Lease with respect to a default, event of default or alleged default, negligence or willful misconduct of Assignor or its employees, agents, contractors, guests or invitees (“Assignor Parties”) that accrued on or before the Effective Date. Assignee shall indemnify, protect and defend Assignor against and hold Assignor harmless from any and all losses, costs, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Assignor as a result of any claim arising under the Lease with respect to a default, event of default, or alleged default, negligence or willful misconduct of Assignee or its employees, agents, guests or invitees first occurring from and after the Effective Date. The provisions of this paragraph shall survive the expiration or termination of the Lease, or this Assignment.

7.                   Furniture, Fixtures and Equipment. Assignee acknowledges and agrees that Assignor does not have any right, title or interest in or to the Installations (as defined in the Lease). If requested by Assignee, Assignor shall execute such documents or instruments as are reasonably required to quitclaim any such right, title or interest in or to the Installations. As of the date hereof, Assignor and Assignee are in separate negotiations for Assignee to acquire certain furniture, fixtures and equipment owned by Assignor (the “Conveyed FF&E”) pursuant to a separate written agreement (“FF&E PSA”). This Assignment is conditioned upon Assignor and Assignee entering into the FF&E PSA, and Assignee acknowledges and agrees that such Conveyed FF&E may remain on the Premises as of the Effective Date.

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8.                   Security Deposit. Landlord is currently the beneficiary of an irrevocable stand by letter of credit (“LOC”) covering the Security Deposit as required under the Lease in an amount equal to $[***]. As of the Effective Date, Assignor, Assignor’s bank which issues the LOC, and Landlord will collectively authorize the termination of, and subsequently terminate and deliver back to the issuing bank, such LOC as of the Effective Date. The Consent shall set forth that Assignee shall not be responsible for the replacement thereof.

9.                   No Removal of Existing Improvements. The Consent shall provide that Assignee shall not be responsible for removing or restoring any improvements present in the Premises as of the Effective Date. Unless waived by Assignor and Assignee by their execution and delivery of the Consent, it is a condition to the effectiveness of this Assignment that Landlord confirm and agree in the Consent that neither Assignor nor Assignee shall be required to remove any improvements present in the Premises as of the Effective Date.

10.               Notices: Unless at least [***] prior written notice is given in the manner set forth in this paragraph, the address of each party shall be that address set forth below their signatures at the end of this Assignment. All notices, demands or communications in connection with this Assignment shall be personally delivered or properly addressed and deposited in the mail (certified, return receipt requested, and postage prepaid) or via recognized overnight courier. Notices shall be deemed delivered (a) [***], if personally delivered, (b) [***] after mailing, if mailed as set forth above; or (c) [***] after deposit with a recognized overnight courier as set forth above.

11.               Landlord Consent. Notwithstanding anything to the contrary herein, this Assignment shall not be effective until (i) Landlord has signed and delivered to Assignor and Assignee Landlord’s written consent to this Assignment (the “Consent”) in form and substance reasonably acceptable to Assignor and Assignee, and (ii) Landlord and Assignee have executed an Amended and Restated Lease which shall be executed as of the date hereof and shall serve to amend and restate the Lease as of the Effective Date. For avoidance of doubt, the Consent shall not be deemed given unless Landlord agrees, amongst other terms and conditions that (i) Landlord agrees that Assignor shall be released from all liability and obligations under the Lease with respect to acts or occurrences arising after the Effective Date so long as such liability or obligations are not related to actions or activities or Assignor’s obligations under the Lease prior to the Effective Date; (ii) Landlord confirms and agrees in the Consent that neither Assignor nor Assignee shall be required to remove any Installations present in the Premises as of the Effective Date; (iii) Landlord agrees that any consideration received by Assignor for this Assignment and/or the Conveyed FF&E, if any, shall not be deemed Excess Rent pursuant to Section 22 of the Lease; (iv) Landlord agrees that the rights set forth in Section 39 of the Lease shall be assumed by Assignee and recognized by Landlord; and (v) Landlord agrees that the Right of First Refusal set forth in Section 40 of the Lease shall be assumed by Assignee and recognized by Landlord and Landlord shall record such documents as are required to reflect such assignment. Notwithstanding the foregoing, (a) Assignor shall have the unilateral right to waive the conditions set forth in Subsections (i) and (iii) above, (b) either Assignor or Assignee may unilaterally waive, on behalf of itself only, the condition set forth in Subsection (ii) above, and (c) Assignee shall have the unilateral right to waive the conditions set forth in Subsections (iv) and (v) above.

12.               Authority. Each party hereto represents and warrants that it has the full capacity, right, power and authority to execute, deliver and perform this Assignment, and all required actions, consents and approvals therefor have been duly taken and obtained. This Assignment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns.

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13.               Brokers. Landlord shall be responsible for any and all broker commissions due and owing to Assignee’s and Landlord’s broker, [***], pursuant to a separate agreement. Assignor is not represented by a broker. Assignor and Assignee each hereby agrees to protect, defend, indemnify and hold the other harmless from all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit and attorneys’ fees) arising from or in connection with claims for broker commissions due and owing from or related to this Assignment by any broker employed by or claiming to represent or to have been employed by the indemnifying party, other than [***] as described above.

14.               Miscellaneous. Assignor and Assignee shall execute and deliver such additional documents and take such additional actions as either may reasonably request to carry out the purposes of this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. If either party brings an action or legal proceeding with respect to this Assignment, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs. All captions contained in this Assignment are for convenience of reference only and shall not affect the construction of this Assignment. This Assignment may be executed in one or more counterparts (including electronic counterparts such as by email with a pdf or similar attachment, and such electronic counterpart shall be deemed to have the same force and effect as an executed original), each of which shall be an original, but all of which, taken together, shall constitute one and the same Assignment. If any one or more of the provisions of this Assignment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Assignment shall be governed by the laws of Maryland without reference to conflicts of laws principles. All capitalized terms not otherwise defined in this Assignment shall have the meanings ascribed to them in the Lease.

15.               Assignor’s Representations and Warranties. Assignor represents and warrants as of the date of this Assignment that (a) the Lease is in full force and effect, and there exists under the Lease no default beyond applicable notice and cure periods by Landlord, nor, to Assignor’s knowledge, has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default, (b) the copy of the Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease; and (c) to Assignor’s actual knowledge, there are no other subleases or occupancy agreements with respect to the Premises.

16.               Assignment Fee. In consideration for Assignor entering into this Assignment and releasing any right, title or interest, if any, that Assignor may have in the Lease, the Premises and the Installations therein, Assignee shall pay Assignor an assignment fee in the amount of [***] (“Assignment Fee”) which shall be due on the date the Consent is fully executed and shall be paid to Assignor promptly after the Effective Date. Assignee shall use commercially reasonable efforts to deliver such payment by January 8, 2026.

17.               Survival. This Assignment shall survive any termination, amendment, and/or restatement of the Lease.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date first above written.

ASSIGNOR:

NOVAVAX, INC.,

a Delaware corporation

By:
Print Name:
Title:

Address:

Novavax, Inc.

21 Firstfield Road

Gaithersburg, MD 20878

Attention: Mark Casey, EVP, Chief Legal Officer

with a copy to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Stephanie L. Fontanes

[Signatures Continue on Following Page]

ASSIGNEE:

ASTRAZENECA PHARMACEUTICALS LP,

a Delaware limited partnership

By:
Print Name:
Title:

Corporate Real Estate

AstraZeneca Pharmaceuticals LP

1800 Concord Pike

Wilmington, Delaware 19803

Attention: Cory Matthews

E-Mail: [***]@astrazeneca.com

with copies to:

General Counsel

AstraZeneca Pharmaceuticals LP

1800 Concord Pike, PO Box 15437

Wilmington, Delaware 19850-5437

E-Mail: [***]@astrazeneca.com

and

Saul Ewing LLP

1201 N. Market Street, Suite 2300

Wilmington, Delaware 19801

Attention: Wendie C. Stabler, Esquire

EXHIBIT A

LEASE